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                                                              December 10, 1997



Bernard Chaus, Inc.
1410 Broadway
New York, NY 10018

Ladies and Gentlemen:


                  Bernard Chaus, Inc., a New York corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission Amendment No. 2 to Registration Statement under the Securities Act of 1933, as amended, on Form S-3 (as amended, the "Registration Statement") which relates to (i) 2,627,727 subscription rights ("Rights") which are being distributed to the Company's stockholders, (ii) 13,977,270 shares of the Company's common stock, par value $.01 per share (the "Common Stocks"), which are being offered for sale upon exercise of the Rights (the "Rights Offering Shares" or "Shares"), and (iii) 10,510,910 shares of the Company's Common Stock, which are being offered for sale to Josephine Chaus upon conversion (the "Conversion Commitment") of approximately $40.6 million of subordinated indebtedness
(the "Conversion Shares"). Each Right entitles the holders thereof, other than Ms. Chaus, to subscribe for and purchase 5.464751 Shares at $1.4309 per Share and entitles Ms. Chaus to subscribe for and purchase 5.181105 Shares at $1.4309 per Share. This opinion is an exhibit to the Registration Statement.

                  We have acted as counsel to the Company in connection with the proposed distribution of the Rights and the proposed offer and sale of the Rights Offering Shares and the Conversion Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company. We have examined copies (in each case signed, certified or otherwise proved to our satisfaction) of the Company's Certificate of Incorporation and By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors and stockholders, and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.




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Bernard Chaus, Inc.
December 10, 1997
Page 2



                  We note that we are members of the Bar of the State of New York and do not opine herein on the laws of any jurisdiction other than the State of New York and the federal laws of the United States.

                  Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that:

                  1. The Company has been duly incorporated under the laws of the State of New York and has an authorized capital stock consisting of 50,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share.

                  2. The Rights to be distributed to the stockholders of the Company have been duly authorized and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws), when issued, will be legally and validly issued, fully paid and non-assessable.


                  3. The maximum number of Rights Offering Shares to be issued upon exercise of the Rights have been duly authorized and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws), when issued and paid for in accordance with the terms of the Rights, will be legally and validly issued, fully paid and non-assessable.

                  4. The Conversion Shares have been duly authorized and (subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws), when issued and paid for in accordance with the Conversion Commitment, will be legally and validly issued, fully paid and non-assessable


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph.

                                                      Very truly yours,

                                  /s/ Shereff, Friedman, Hoffman & Goodman, LLP

                                      SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP

SFH&G:RAG:GA:LML